Exhibit 32.1

Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Kenneth C. Rogozinski, Chief Executive Officer of Greystone Housing Impact Investors LP (the “Partnership”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 7, 2025

/s/ Kenneth C. Rogozinski
Kenneth C. Rogozinski
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Greystone Housing Impact Investors LP and will be retained by Greystone Housing Impact Investors LP and furnished to the Securities and Exchange Commission or its staff upon request.